Exhibit 5.1

May 17, 2021

Overstock.com, Inc.

799 W. Coliseum Way

Midvale, Utah 84047

Ladies and Gentlemen:

We have acted as counsel to Overstock.com, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”), being filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of an aggregate of 3,000,000 shares of common stock, par value $0.0001 per share (the “Shares”), which may be issued pursuant to the Overstock.com, Inc. 2021 Employee Stock Purchase Plan (the “Plan”).

In connection herewith, we have examined:

(1)	the Registration Statement;

(2)	the Plan;

(3)	the Amended and Restated Certificate of Incorporation of the Company;

(4)	the Amended and Restated Bylaws of the Company; and

(5)	certain resolutions duly adopted by the Company’s Board of Directors on February 4-5, 2021.

Overstock.com, Inc. May 17, 2021

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form has been filed with the Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance and upon issuance and delivery of the Shares upon payment therefor, in accordance with the terms of the Plan, and any relevant agreements thereunder, the Shares will be validly issued, fully paid and non-assessable.

Our opinions herein reflect only the application of the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to this firm in the Registration Statement. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such jurisdictions as you deem necessary in the course of complying with the laws of such jurisdictions regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave Leighton Paisner LLP